UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): November 1, 2026

Bank7 Corp.
(Exact name of registrant as specified in its charter)

Oklahoma	001-38656	20-0763496
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1039 N.W. 63rd Street
Oklahoma City, Oklahoma 73116
(Address of principal executive offices and zip code)
(405) 810-8600
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	BSVN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17CFR § 230.405) or 12b-2 of the Exchange Act of 1934 (17 CFR § 240.12b-2).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On November 1, 2026, Bank7 Corp. (the “Company”), consummated the previously announced merger (the “Merger”) pursuant to the Agreement and Plan of Merger, dated as of September 16, 2026 (the “Merger Agreement”), by and between the Company and Century Financial Services Corporation (“Century”), a New Mexico corporation and registered bank holding company.  At the effective time of the Merger (the “Effective Time”), Century merged with and into the Company, the Company continuing as the surviving entity.
The Merger became effective at 12:01 a.m., Central Time, on November 1, 2026, upon the filing of articles of merger with, and acceptance by, the applicable governmental authorities of the States of Oklahoma and New Mexico.
At the Effective Time, each share of Century common stock issued and outstanding immediately prior to the Effective Time (other than (i) shares owned by the Company, Century, or their respective subsidiaries (subject to customary exceptions), (ii) shares in respect of which holders properly exercised dissenters’ rights under applicable New Mexico law, and (iii) shares owned by Century shareholders who are not “accredited investors”) was converted into the right to receive approximately $210.41 in cash and 3.7052 shares of the Company’s common stock, par value $0.01 per share (the “Company Common Stock”), and cash in lieu of any fractional shares (the “Merger Consideration”).  No fractional shares of Company Common Stock were issued in the Merger.  The shares of Company common stock issued in the Merger are being issued in a private placement to accredited investors in reliance on an exemption from registration under the Securities Act and will be restricted securities.
Each share of Century common stock issued and outstanding immediately prior to the Effective Time held by a Century shareholder who is not an “accredited investor” was converted into the right to receive $426.53 in cash.  No holders of Century common stock properly exercised dissenters’ rights under applicable New Mexico law; accordingly, no holders are entitled to receive payment of the fair value of their shares in lieu of receiving the Merger Consideration.
At the Effective Time, each outstanding phantom stock plan unit under the Century Bank 2017 Phantom Stock Plan was vested and be converted into the right to receive a cash payment equal to $423.56, subject to applicable withholding taxes.
The foregoing description of the Merger Agreement and the Merger does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 17, 2026, and is incorporated herein by reference.
Item 7.01	Regulation FD Disclosure.

A copy of the press release issued by the Company on September 9, 2026, announcing the completion of the Merger is attached hereto as Exhibit 99.1.
Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.
Exhibit No.	Description

2.1
Agreement and Plan of Merger, dated September 16, 2026, by and between Bank7 Corp. and Century Financial Services Corporation (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed September 17, 2026).

99.1	Press Release, dated November 2, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK7 CORP.

Dated: November 2, 2026	By:	/s/ Kelly J. Harris
Kelly J. Harris
Chief Financial Officer